FORM 8-AA

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             ITHACA INDUSTRIES, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                   56-1385842
----------------------------------------       ---------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)


        Highway 268 West, P.O. Box 620, Wilkesboro, North Carolina 28697
        ----------------------------------------------------------------
                    (Address of principal executive offices)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ] [Added in Release No. 34-34922 (P. 85,450), effective December 7, 1994, 59 F.R. 55342.]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ] [Added in Release No.34-34922 (P. 85,450), effective December 7, 1994, 59 F.R. 55342.]

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------
       None                                                     N/A


        Securities to be registered pursuant to Section 12(g) of the Act:

                    Series A Preferred Stock Purchase Rights
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         On August 19, 1998, the Board of Directors of Ithaca Industries, Inc. (the "Company") adopted Amendment No. 1, dated August 19, 1998, to the Rights Agreement dated July 10, 1998 effective July 13, 1998, between the Company and American Stock Transfer & Trust Company. The purpose of the Amendment was to change the governing law under the Rights Agreement from New York to Delaware.

ITEM 2.  EXHIBITS.

         1. Amendment No. 1, dated August 19, 1998, to Rights Agreement between Ithaca Industries, Inc. and American Stock Transfer & Trust Company, dated July 10, 1998, effective as of July 13, 1998.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               ITHACA INDUSTRIES, INC.


                                               By /s/ Jim D. Waller
                                               --------------------
                                               Jim D. Waller
                                               Chairman of the Board and
                                               Chief Executive Officer

Date: August 31, 1998